EXHIBIT 99.1

News Release

Media Relations:	Investor Relations:
Jim Vitak	Eric Boni
(614) 790-3715	(859) 815-4454
jevitak@ashland.com	enboni@ashland.com

FOR IMMEDIATE RELEASE:
April 29, 2008

Ashland Inc. reports fiscal second-quarter earnings of $1.13 per share

COVINGTON, Ky. – Ashland Inc. (NYSE:ASH) today announced preliminary* net income for the quarter ended March 31, 2008, the second quarter of its fiscal year, of $72 million, or $1.13 per share. In the prior-year quarter, net income was $49 million, or 77 cents per share. Net income in the March 2008 quarter benefited from a gain of $23 million, or 37 cents per share, from the partial resolution with Marathon Oil Corp. of certain tax matters related to the MAP Transaction. Discontinued operations in the March 2007 quarter benefited from net income of $18 million, or 28 cents per share, reflecting the improved credit quality of a significant portion of Ashland’s asbestos insurance receivable. Also in the March 2007 quarter, net income was reduced by an after-tax charge of $15 million, or 24 cents per share, for costs associated with Ashland’s voluntary severance offer (VSO).
Operating income for the March 2008 quarter totaled $52 million, or $56 million when excluding a $4.5 million write-off related to a joint venture project to manufacture bio-based propylene glycol. Operating income for the March 2007 quarter was $41 million, or $66 million when adjusted to exclude the $25 million pre-tax charge related to the VSO. Ashland believes the use of these adjusted operating income figures enhances understanding of its performance.

Business Summary
Commenting on Ashland’s second-quarter results, Chairman and Chief Executive Officer James J. O’Brien said, “Valvoline continued to perform well and achieved record second-quarter and first-half operating income, despite some pressure on margins. While operating income was below prior year for our Ashland Distribution and Ashland Performance Materials businesses, we’re encouraged that both divisions showed strongly improved earnings on a sequential basis versus the prior period. These improvements more than offset a $2.0 million loss in our Ashland Water Technologies business, which experienced both higher selling, general and administrative costs and contracting margins during the quarter.”

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Ashland Inc. ● Covington, Ky. ● 41012-0391 ● (859) 815-3333 ● www.ashland.com

Ashland Inc. reports fiscal second-quarter earnings of $1.13 per share, pg. 2

Business Performance
Performance Materials’ operating income of $19.5 million compares with $22.7 million for the March 2007 quarter, a 14-percent decline. Sales and operating revenues of $398 million increased 6 percent, and volume per day increased 2 percent, both as compared with the March 2007 quarter. Revenue and volume growth were aided by the elimination of a one-month non-North American-entity reporting lag in the fourth fiscal quarter last year, but reduced by the transfer of certain sales from Performance Materials to Water Technologies. Excluding these effects and the impact of currency translation, volume per day would have declined by 1 percent, and revenue would have declined 2 percent. Performance Materials’ results versus the prior year largely reflect weak margins in the Specialty Polymers and Adhesives business unit.
Distribution’s operating income declined to $13.1 million for the March 2008 quarter as compared with $20.1 million in the same prior-year quarter. Volume per day declined 5 percent, while sales and operating revenues increased 7 percent versus the prior-year quarter to $1,082 million. The volume decline reflects primarily the combination of a maintenance shutdown at a major supplier; last year’s termination of the Dow North American plastics supply agreement; and the decision to forego certain low-margin business. Gross profit as a percent of sales declined to 7.7 percent from 9.0 percent in the prior-year quarter, while average unit selling price increased by 14 percent.
Valvoline achieved record second-quarter operating income of $24.1 million as compared with $22.4 million in the year-ago quarter. Sales and operating revenues of $401 million increased 5 percent over the March 2007 quarter, due primarily to price increases. Strong profit growth from both the Valvoline Instant Oil Change® business and Valvoline International drove results for the quarter. Valvoline’s total lubricant volume increased 1 percent, essentially all from private-label business, which carries a lower margin. In addition, raw material cost increases received in November impacted the entire second quarter, whereas the benefit of price increases to customers was not fully realized in the quarter. As a result, gross profit as a percent of sales declined 1.2 percentage points versus the 2007 March quarter.
Water Technologies reported an operating loss of $2.0 million for the March 2008 quarter as compared with operating income of $6.2 million in the prior-year quarter. Sales and operating revenues of $217 million increased 14 percent over the 2007 March quarter. Excluding the effect of currency translation, the elimination of the non-North American reporting lag and the impact of the transfer of certain sales from Performance Materials, revenues increased by 2 percent. Gross profit as a percent of sales declined by 1.5 percentage points versus the year-ago quarter. The margin decline primarily reflects rising costs for hydrocarbon and derivative materials, along with the impact of serving a global market from production

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Ashland Inc. reports fiscal second-quarter earnings of $1.13 per share, pg. 3 facilities situated in the strong Euro-currency region. Significant selling, general and administrative expense increases were another major contributor to the earnings decline.

Other Items
For the 2008 second quarter, Unallocated and Other was a net expense of $3.1 million. This amount includes the $4.5 million write-off related to the bio-based propylene glycol joint venture project. Due to persistently high glycerine input costs, this project has been suspended for the time being. Unallocated and Other in the 2007 March quarter was a net expense of $30.5 million, which included the $25 million charge related to the VSO.
Net interest income was $8 million in the March 2008 quarter as compared with $9 million in the same prior-year-quarter. During the 2008 second quarter, favorable developments regarding a certain foreign tax matter reduced Ashland’s tax expense by $10 million. The effective tax rate for the second quarter was 12.3 percent. Excluding the effects of this foreign tax matter and the previously mentioned tax-related settlement with Marathon, the effective tax rate for the quarter was 33 percent.

Outlook
Commenting on the outlook for the remainder of fiscal 2008, O’Brien said, “While we are reasonably pleased with Ashland’s progress in a difficult economic environment, we are obviously disappointed with Water Technologies’ results.
“We started making changes in the Water Technologies business over a year ago and the progress has been slower than we would like. We are focused on improvements in several key areas, including pricing, cost to serve and product line profitability. This will require substantial work, but I believe this is essential to get the business turned around. This business provides significant upside potential once these improvements are made.
“Performance Materials’ results will continue to reflect the softness in the North American construction and transportation markets. Our European and Asian sales remain strong. We received some significant raw material cost increases this month and have countered with price increases in our Composite Polymers business effective May 1. In addition, as part of a broader examination of all of our businesses for opportunities to optimize pricing and cost structures, we have already taken steps to reduce selling, general and administrative costs in our Specialty Polymers and Adhesives business. The June quarter is historically Performance Materials’ strongest quarter. That said, our optimism for the June quarter is tempered by uncertainty in our end markets.

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Ashland Inc. reports fiscal second-quarter earnings of $1.13 per share, pg. 4

“While Distribution’s third-quarter performance will likely continue to be affected by weakness in North American industrial output, the business also traditionally benefits from seasonality. Distribution has made significant strides in pricing discipline and inventory reductions. Our focus on gross profit yielded an increase of 0.2 percentage point over the December 2007 quarter and 0.7 percentage point over the September quarter. While rising chemical and plastics costs remain a concern, we continue to be focused on achieving both margin improvement and volume growth and are positioned well within the distribution marketplace. In addition, the discontinuance of the Dow North American plastics supply agreement, which occurred March 1 a year ago, will no longer impact subsequent quarterly comparisons.
“As the summer driving season commences, we are entering Valvoline’s traditionally stronger half, but we face some headwinds in the form of raw material cost increases relative to our announced price increases. Even so, we expect our Valvoline Instant Oil Change and Valvoline International segments to continue the positive trends of the first half, and we remain generally positive about the outlook for Valvoline.
“Our continued focus on working capital management produced tangible benefits in the quarter. While revenues increased 8 percent versus the December 2007 quarter, we were able to reduce working capital employed in the business by $57 million. We are pleased with this progress, but we still have much work to do to achieve our goals.”
Concluding his comments, O’Brien said, “Although we face a challenging economic environment, we believe our businesses are generally well-positioned to compete. We are taking decisive action to improve Water Technologies and Performance Materials. Our solid balance sheet enables us to strengthen our competitive position in the quarters ahead, and we look to the remainder of the year with measured optimism.”

Conference Call Webcast
Today at 10 a.m. (EDT), Ashland will provide a live webcast of its second-quarter conference call with securities analysts. The webcast will be accessible through Ashland’s website, www.ashland.com. Following the live event, an archived version of the webcast will be available for 12 months at www.ashland.com/investors.
Ashland Inc. (NYSE: ASH), a diversified, global chemical company, provides quality products, services and solutions to customers in more than 100 countries. A FORTUNE 500 company, it operates through four divisions: Ashland Performance Materials, Ashland Distribution, Valvoline and Ashland Water Technologies. To learn more about Ashland, visit www.ashland.com.

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Ashland Inc. reports fiscal second-quarter earnings of $1.13 per share, pg. 5

® Registered trademark, Ashland Inc.

FORTUNE 500 is a registered trademark of Time Inc.

* Preliminary Results
Financial results are preliminary until Ashland’s quarterly report on Form 10-Q is filed with the U.S. Securities and Exchange Commission.

Forward-Looking Statements
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to Ashland’s operating performance. These estimates are based upon a number of assumptions, including those mentioned within this news release. Such estimates are also based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters). Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. This forward-looking information may prove to be inaccurate and actual results may differ significantly from those anticipated if one or more of the underlying assumptions or expectations proves to be inaccurate or is unrealized or if other unexpected conditions or events occur. Other factors and risks affecting Ashland are contained in Ashland’s Form 10-K for the fiscal year ended Sept. 30, 2007. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this release.

Ashland Inc. and Consolidated Subsidiaries	Page 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)

	Three months ended		Six months ended
	March 31		March 31
	2008	2007	2008	2007

SALES AND OPERATING REVENUES	$2,059	$1,915	$3,964	$3,717

COSTS AND EXPENSES
Cost of sales and operating expenses	1,725	1,575	3,314	3,064
Selling, general and administrative expenses (a)	292	309	573	574
	2,017	1,884	3,887	3,638
EQUITY AND OTHER INCOME	10	10	21	20

OPERATING INCOME	52	41	98	99
Gain (loss) on the MAP Transaction (b)	22	(4)	22	(4)
Net interest and other financing income	8	9	21	25
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	82	46	141	120
Income tax expense	10	15	31	36
INCOME FROM CONTINUING OPERATIONS	72	31	110	84
Income (loss) from discontinued operations (net of income taxes) (c)	-	18	(5)	14
NET INCOME	$72	$49	$105	$98

DILUTED EARNINGS PER SHARE
Income from continuing operations	$1.13	$.49	$1.74	$1.30
Income (loss) from discontinued operations	-	.28	(.09)	.22
Net income	$1.13	$.77	$1.65	$1.52

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS	63	64	63	64

SALES AND OPERATING REVENUES
Performance Materials	$398	$376	$769	$742
Distribution	1,082	1,008	2,072	1,956
Valvoline	401	382	781	734
Water Technologies	217	190	423	368
Intersegment sales	(39)	(41)	(81)	(83)
	$2,059	$1,915	$3,964	$3,717
OPERATING INCOME
Performance Materials	$20	$23	$31	$48
Distribution	13	20	19	34
Valvoline	24	22	44	40
Water Technologies	(2)	6	3	12
Unallocated and other (a)	(3)	(30)	1	(35)
	$52	$41	$98	$99

(a)	The three and six months ended March 31, 2007 includes a $25 million charge for costs associated with Ashland's voluntary severance offer.
(b)
"MAP Transaction" refers to the June 30, 2005 transfer of Ashland’s 38% interest in Marathon Ashland Petroleum LLC (MAP) and two other businesses to Marathon Oil Corporation. The income for the current periods presented is primarily due to a $23 million gain associated with a tax settlement agreement entered into with Marathon Oil Corporation, relating to four specific tax areas, that supplement the original Tax Matters Agreement from the initial MAP Transaction. The loss in the prior periods presented reflects adjustments in the recorded receivable for future estimated tax deductions related primarily to environmental and other postretirement reserves.

(c)	The three and six months ended March 31, 2007 includes income of $18 million, net of income taxes, from an increase in Ashland's asbestos insurance receivable.

Ashland Inc. and Consolidated Subsidiaries		Page 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

	March 31
	2008	2007
ASSETS
Current assets
Cash and cash equivalents	$847	$584
Available-for-sale securities	74	371
Accounts receivable	1,498	1,448
Inventories	545	576
Deferred income taxes	68	86
Other current assets	83	79
	3,115	3,144

Investments and other assets
Auction rate securities	254	-
Goodwill and other intangibles	385	375
Asbestos insurance receivable (noncurrent portion)	443	449
Deferred income taxes	145	194
Other noncurrent assets	421	438
	1,648	1,456

Property, plant and equipment
Cost	2,178	2,045
Accumulated depreciation and amortization	(1,163)	(1,088)
	1,015	957

	$5,778	$5,557

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$3	$10
Trade and other payables	1,129	1,143
Income taxes	4	22
	1,136	1,175

Noncurrent liabilities
Long-term debt (less current portion)	64	67
Employee benefit obligations	259	318
Asbestos litigation reserve (noncurrent portion)	539	569
Other noncurrent liabilities and deferred credits	484	507
	1,346	1,461

Stockholders’ equity	3,296	2,921

	$5,778	$5,557

Ashland Inc. and Consolidated Subsidiaries		Page 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
	Six months ended
	March 31
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income	$105	$98
Loss (income) from discontinued operations (net of income taxes)	5	(14)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	71	57
Deferred income taxes	13	(1)
Equity income from affiliates	(11)	(6)
Distributions from equity affiliates	5	3
(Gain) loss on the MAP Transaction	(22)	4
Change in operating assets and liabilities (a)	60	(223)
Other items	-	(1)
	226	(83)
CASH FLOWS FROM FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from issuance of common stock	2	17
Excess tax benefits related to share-based payments	1	8
Repayment of long-term debt	(3)	(5)
Repurchase of common stock	-	(288)
Cash dividends paid	(35)	(709)
	(35)	(977)
CASH FLOWS FROM INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(85)	(66)
Purchase of operations - net of cash acquired	(4)	(73)
Proceeds from sale of operations	26	1
Purchases of available-for-sale securities	(435)	(306)
Proceeds from sales and maturities of available-for-sale securities	255	286
Other items	7	12
	(236)	(146)
CASH USED BY CONTINUING OPERATIONS	(45)	(1,206)
Cash used by discontinued operations
Operating cash flows	(5)	(2)
Investing cash flows	-	(28)
DECREASE IN CASH AND CASH EQUIVALENTS	$(50)	$(1,236)

DEPRECIATION AND AMORTIZATION
Performance Materials	$19	$16
Distribution	12	10
Valvoline	16	15
Water Technologies	13	9
Unallocated and other	11	7
	$71	$57
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Performance Materials	$30	$19
Distribution	15	13
Valvoline	12	14
Water Technologies	9	12
Unallocated and other	19	8
	$85	$66

(a) Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Subsidiaries
INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)			Page 4

	Three months ended March 31		Six months ended March 31
	2008	2007	2008	2007

PERFORMANCE MATERIALS (a)
Sales per shipping day	$6.3	$5.9	$6.2	$5.9
Pounds sold per shipping day	4.8	4.7	4.7	4.8
Gross profit as a percent of sales	18.1%	20.5%	18.1%	20.8%
DISTRIBUTION (a)
Sales per shipping day	$17.2	$15.7	$16.6	$15.6
Pounds sold per shipping day	18.9	19.8	18.8	19.4
Gross profit as a percent of sales	7.7%	9.0%	7.6%	8.8%
VALVOLINE (a)
Lubricant sales (gallons)	42.1	41.8	81.9	80.4
Premium lubricants (percent of U.S. branded volumes)	25.7%	23.3%	24.4%	22.5%
Gross profit as a percent of sales	24.4%	25.6%	24.6%	24.7%
WATER TECHNOLOGIES (a)
Sales per shipping day	$3.5	$3.0	$3.4	$3.0
Gross profit as a percent of sales	37.3%	38.8%	38.3%	39.5%

(a)	Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses.